Exhibit 99.3

Scholar Rock Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass., June 19, 2019 — Scholar Rock Holding Corporation (Nasdaq: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $15.00 per share.  The gross proceeds to Scholar Rock from this offering are expected to be $45 million, before deducting underwriting discounts and commissions and other estimated offering expenses.  In addition, Scholar Rock has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock.  The offering is expected to close on June 24, 2019, subject to customary closing conditions.  All of the shares are being offered by Scholar Rock.

Scholar Rock intends to use the net proceeds from the offering to fund the SRK-015 program for the treatment of Spinal Muscular Atrophy (SMA), the SRK-181 program for the treatment of cancers that are resistant to checkpoint blockade therapies, preclinical activities for other pipeline programs, as well as for working capital and other general corporate purposes.

Jefferies LLC, Cowen and Company, LLC, and BMO Capital Markets Corp. are acting as joint book-running managers for the offering.  Wedbush Securities Inc. is acting as co-manager for the offering.

The securities described above were offered by Scholar Rock pursuant to a shelf registration statement on Form S-3 (No. 333-231920) that was declared effective by the Securities and Exchange Commission (SEC) on June 10, 2019.  A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.  Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; Cowen and Company, LLC (c/o Broadridge Financial Solutions, Attention Prospectus Department, 1155 Long Island Avenue, Edgewood, NY, 11717; telephone: 631-274-2806); or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role.  Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia.  Scholar Rock’s newly elucidated understanding of the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level.  By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect.  Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and completion of the proposed offering and the expected use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering and those risks more fully discussed in the section entitled “Risk Factors” in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock Contact:

Investors/Media

Catherine Hu, 917-601-1649

chu@scholarrock.com

Media Contact:

The Yates Network

Kathryn Morris, 914-204-6412

kathryn@theyatesnetwork.com